   As filed with the Securities and Exchange Commission on September 28, 2001
                                                      Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                               ------------------

                            Paradigm Genetics, Inc.
             (Exact name of registrant as specified in its charter)

                               ------------------

                Delaware                               56-2047837
    (State or other jurisdiction of                 (I.R.S. Employer
     incorporation or organization)              Identification Number)

                              108 Alexander Drive
                             Research Triangle Park
                              North Carolina 27709
                                 (919) 425-3000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               ------------------

                              JOHN A. RYALS, Ph.D.
                     President and Chief Executive Officer
                            Paradigm Genetics, Inc.
                              108 Alexander Drive
                             Research Triangle Park
                              North Carolina 27709
                                 (919) 425-3000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ------------------

                                With a copy to:

                             Neil Aronson, Esquire
              Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                              One Financial Center
                          Boston, Massachusetts 02111
                                 (617) 542-6000

                               ------------------

     Approximate date of commencement of proposed sale to the public: As soon as practical after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                                        (continued on next page)

     The company hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the company shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------
------------------------------------------------------------------------------
                                               Proposed Maximum
             Title of each Class of          Aggregate Amount of  Registration
         Securities to be Registered(1)      Offering Price(2)(3)    Fee(4)
------------------------------------------------------------------------------
Common Stock, $0.01 par value per
 share(5)..................................              (6)            (6)
Preferred Stock, $0.01 par value per
 share.....................................              (6)            (6)
Debt Securities ...........................              (6)            (6)
Warrants...................................              (6)            (6)
Total......................................      $75,000,000        $18,750
------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1) There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate number of warrants to purchase common stock, preferred stock or debt securities, and such indeterminate principal amount of debt securities as shall have an aggregate initial offering price not to exceed $75,000,000. If any debt securities are issued at an original issued discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $75,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include such indeterminate amounts and numbers of common stock, preferred stock and debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities.

(2) In United States dollars or the equivalent thereof in any other currency, currency unit or units, or composite currency or currencies.

(3) The proposed maximum per unit and aggregate offering prices per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(4) Estimated solely for purposes of determining the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(5) The aggregate amount of Common Stock registered hereunder is limited to that which is permissible under Rule 415(a)(4) under the Securities Act.

(6) Not required to be included in accordance with General Instruction II.D. of Form S-3.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and is not soliciting an offer to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                Subject to Completion, dated September 28, 2001

PROSPECTUS

                            PARADIGM GENETICS, INC.

                                  $75,000,000

                                  Common Stock

                                Preferred Stock

                                Debt Securities

                                    Warrants

   We may from time to time issue up to $75,000,000 aggregate principal amount of common stock, preferred stock, debt securities and/or warrants. We will specify in the accompanying prospectus supplement the terms of the securities. We may sell these securities to or through underwriters and also to other purchasers or through agents. We will set forth the names of any underwriters or agents in the accompanying prospectus supplement.

                                 -------------

                  Investing in our Securities involves risks.
                         See "Risk Factors" on page 5.

                                 -------------

   Neither the Securities and Exchange Commission nor any State Securities Commission has approved or disapproved of these Securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

   This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

                The date of this prospectus is          , 2001.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ABOUT THIS PROSPECTUS......................................................   2
OUR BUSINESS...............................................................   2
RISK FACTORS...............................................................   5
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS..........................   5
USE OF PROCEEDS............................................................   7
THE SECURITIES WE MAY OFFER................................................   7
DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK............................   7
DESCRIPTION OF DEBT SECURITIES.............................................  12
DESCRIPTION OF WARRANTS....................................................  17
LEGAL OWNERSHIP OF SECURITIES..............................................  19
PLAN OF DISTRIBUTION.......................................................  22
LEGAL MATTERS..............................................................  23
EXPERTS....................................................................  23
WHERE YOU CAN FIND MORE INFORMATION........................................  23
INCORPORATION OF DOCUMENTS BY REFERENCE....................................  24

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $75,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. In any applicable prospectus supplements, we may add to, update or change any of the information contained in this prospectus.

                                  OUR BUSINESS

     The following is only a summary. We urge you to read the entire prospectus, including the more detailed financial statements, notes to the financial statements and other information incorporated by reference from our other filings with the SEC. Investing in our common stock involves risk. Therefore, carefully consider the information provided under the heading "Risk Factors" beginning on page 5.

     We have industrialized the process of determining gene function to generate information that we believe will enable us and our commercial partners to develop novel products in four major sectors of the global economy: human health, nutrition, crop production, and industrial products. We have developed an industrialized, high throughput platform, known as the GeneFunction Factory(TM), capable of determining the function of over a hundred plant and microbial genes per week. We are able to determine gene function at a rate far greater than that achieved historically. We believe this gives us an advantage in establishing intellectual property and developing new products. Because there is homology between the genes in the plants and microbes on which we work and genes in other target organisms, we believe that the information produced by our GeneFunction Factory will be directly applicable to the development of new and improved products in our target markets.

     We designed our GeneFunction Factory to be an integrated, rapid, industrial scale laboratory through which we can discover and modify genes, understand the consequences of the modifications and reliably determine the function of those genes. Our assembly-line approach automates the measurement of thousands of physical and chemical characteristics of a selected organism at different times in the organism's life cycle using the following techniques:

   . Gene Expression Profiling. This provides a snapshot of the genes expressed in an organism at a given time. By comparing gene expression profiles of a variant organism to a normal organism, we gather information about the function of the modified gene as well as the effect of that gene on the expression of other normal genes. By determining how a modified gene affects normal genes, we gain insight into biochemical pathways of an organism.

   . Metabolic Profiling. This provides a snapshot of the chemicals, including vitamins, minerals and other biochemicals, in cells, tissues, and organisms, at a given time. We detect and measure these chemicals using mass spectroscopy, which separates molecules by electrical charge and size, and chromatography, which separates molecules by size and chemical properties. We have invested in state-of-the-art technologies and have developed proprietary instrumentation and algorithms to analyze these metabolic data.

   . Phenotype Profiling. This is the measurement of physical and chemical characteristics of an organism at one or more times during its life cycle. We currently measure approximately 140 different characteristics of our target and model organisms. We take measurements under standard conditions as well as under various stress conditions. These different measurements, when taken at specified times, produce a phenotype profile for a variant that we can compare to a phenotype profile for a normal organism to help understand the function of the modified gene. We have developed a proprietary method for obtaining a phenotype profile for an organism that is an important part of our variant analysis.

     We have developed a proprietary Laboratory Information Management System, or LIMS, using barcode readers and other automated data collection devices to track samples and store data. Our LIMS allows us to record and manage the thousands of daily measurements produced by our GeneFunction Factory. This process generates many terrabytes of diverse data, which are then fed into our FunctionFinder(TM) bioinformatics system. This system incorporates information obtained from our GeneFunction Factory and from public sources. FunctionFinder includes tools for storing, retrieving, analyzing and mining data to create knowledge about genes. The FunctionFinder bioinformatics system contains proprietary software that we have developed.

     We have chosen organisms for our GeneFunction Factory that are economical and efficient to study, have short life cycles and have direct applicability to our target markets. These organisms are a mustard plant known as Arabidopsis, rice, and six fungi.

     By determining gene function information and developing intellectual property around that information, we believe that we can build a sustainable competitive advantage. We plan to develop, with our commercial partners, novel products in our four target markets. To date, we have established commercial partnerships with Bayer and Monsanto and a strategic alliance with Lion Bioscience. The Bayer partnership is focused on the development of new herbicides while the Monsanto partnership is focused on the development of crop production and nutrition products. These commercial partnerships comprise committed funding, performance fees and milestone payments. They also provide for product development milestones and sales royalties in the event that products are commercialized from these alliances. The strategic alliance with Lion Bioscience is to co-develop and co-market a metabolic profiling database that will be used for target identification and validation.

     We seek U.S. and foreign patent protection for major components of our GeneFunction Factory. We also rely on trade secret protection for certain of our confidential and proprietary information, and we use license agreements both to access external technologies and assets and to convey certain intellectual property rights to others. As of September 25, 2001, we had filed 111 U.S. patent applications (and have received allowances on three of them) and 13 international patent applications, which are subject to rights that we have granted to various collaborators and development partners. We have filed 22 trademark applications in the United States and have received allowances on ten of them.

     As of September 25, 2001, we have 249 full-time employees, of whom 44 hold Ph.D. degrees. Of that total workforce, 205 are engaged in research and development activities, and 44 are engaged in business development, finance and administration.

     Paradigm Genetics, Inc. was founded in September 1997. We are a Delaware corporation. Our laboratories and principal executive offices are located at 108 Alexander Drive, Research Triangle Park, North Carolina, 27709. Our telephone number is (919) 425-3000. We maintain a web site on the Internet at http://www.paradigmgenetics.com. We do not intend for the information in our web site to be considered part of this prospectus.

                                  RISK FACTORS

     Investing in our common stock is very risky. Please carefully consider the risk factors described in our periodic reports filed with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, which is incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business operations. You should be able to bear a complete loss of your investment. See "Special Note Regarding Forward-Looking Statements."

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements relate to future events or our future financial performance. These statements include but are not limited to statements regarding (i) our ability to successfully develop and improve our GeneFunction Factory, databases and other technologies; (ii) our ability to industrialize the process of gene function discovery and generate information enabling the development of novel products; (iii) our ability to establish intellectual property protection for our gene function information, databases, processes and other technologies; (iv) product development and commercialization efforts; (v) our strategy; (vi) anticipated increases in our revenues, and timing of revenues from commercial partnerships; (vii) our ability to meet or exceed our milestone targets and earn royalties under our commercial partnerships; (viii) our ability to maintain current and enter into new partnerships and alliances; (ix) our intended use of the proceeds from our initial public offering and other financial resources; (x) our research and development and other expenses; (xi) our operational and legal risks; (xii) our ability to build a sustainable competitive advantage; and (xiii) building shareholder value. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under "Risk Factors" that may cause our or our industry's actual results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Before deciding to purchase our common stock you should carefully consider the risks described in the "Risk Factors" section, in additional to the other information set forth in this prospectus and the documents incorporated by reference herein.

     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We do not intend to update any of the forward-looking statements after the date of this prospectus to conform such statements to actual results except as required by law.

                              ------------------

     "Paradigm Genetics," the Paradigm Genetics logo and FunctionFinder are trademarks of Paradigm Genetics, Inc. We have filed a trademark application for GeneFunction Factory. Other trademarks and trade names appearing in this prospectus are the property of their holders.

                       RATIO OF EARNINGS TO FIXED CHARGES

     We present below the ratio of our earnings to our fixed charges. Earnings consist of net income (loss) from operations plus fixed charges. Fixed charges consist of interest expense and that portion of rental expense we believe to be representative of interest. In all years, earnings were inadequate to cover fixed charges. Because of our losses, the ratio of coverage has been less than 1 to 1 for all periods since our inception. We would have to have had generated additional earnings of $220,197, $4,300,210, $10,244,078, $18,739,284,
$8,594,931 for the period from September 9, 1997 to December 31, 1997, the years ended December 31, 1998, 1999 and 2000, and the six months ended June 30, 2001, respectively, to achieve a coverage of 1 to 1.

                          For the
                           period
                            from
                         inception
                         (September
                          9, 1997)
                             to          Year Ended December 31,          Six Months
                          December  ------------------------------------  Ended June
                          31, 1997     1998        1999         2000       30, 2001
                         ---------- ----------  -----------  -----------  ----------
Ratio of earnings to
 fixed charges..........       --          --           --           --          --
Coverage deficiency.....  (220,197) (4,300,210) (10,244,078) (18,739,284) (8,594,931)

                                USE OF PROCEEDS

     Unless we indicate otherwise in the applicable prospectus supplement, we currently intend to use the net proceeds from this offering for general corporate purposes, including our internal discovery and development programs and the development of new technologies, general working capital and possible future acquisitions.

     We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds from this offering. Pending application of the net proceeds as described above, we intend to invest the net proceeds of the offering in short-term, investment-grade, interest-bearing securities.

     We may set forth additional information on the use of net proceeds from the sale of securities we offer under this prospectus in a prospectus supplement relating to the specific offering.

                          THE SECURITIES WE MAY OFFER

     The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

     We may sell from time to time, in one or more offerings:

   .  common stock;

   . preferred stock;

   .  debt securities; and/or

   .  warrants to purchase any of the securities listed above.

     This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

                DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

     The following description of our capital stock and certain provisions of our restated certificate of incorporation and amended and restated bylaws is a summary and is qualified in its entirety by the provisions of our restated certificate of incorporation and amended and restated bylaws.

     Our authorized capital stock consists of 50,000,000 shares of common stock, par value of $.01 per share, and 5,000,000 shares of preferred stock, par value of $.01 per share.

Common Stock

     Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The holders of our common stock are entitled to receive ratably such dividends as are declared by the Board of Directors out of funds legally available therefore. We have never declared or paid any cash dividends on our capital stock. In the event we liquidate, dissolve or wind up the affairs of our business, holders of common stock have the right to a ratable portion of assets remaining after the payment of all debts and other liabilities. Holders of our common stock have neither preemptive rights nor rights to convert their common stock into any other securities and are not subject to future calls or assessments. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are, and the shares issuable upon conversion of the securities will be, fully paid and non-assessable. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of our shares of preferred stock that we may designate and issue in the future.

Listing

     Our common stock is listed on the Nasdaq National Market under the symbol "PDGM."

Transfer Agent and Registrar

     American Stock Transfer & Trust Company is the transfer agent and registrar for our common stock.

Preferred Stock

     Our restated certificate of incorporation authorizes our board of directors to issue preferred stock in one or more series and to determine the voting rights, dividend rights, liquidation preferences, conversion rights, redemption rights, including sinking fund provisions and redemption prices, and other terms and rights of each series of preferred stock. We will fix the rights, preferences, privileges and restrictions of the preferred stock of each series in the certificate of designation relating to that series. We will incorporate by reference as an exhibit to the registration statement which includes this prospectus the form of any certificate of designation which describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include:

   .  the title and stated value;

   .  the number of shares we are offering;

   .  the liquidation preference per share;

   .  the purchase price;

   . the dividend rate, period and payment date, and method of calculation for dividends;

   . whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

   .  the procedures for any auction and remarketing, if any;

   .  the provisions for a sinking fund, if any;

   . the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

   . any listing of the preferred stock on any securities exchange or market;

   . whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

   . whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

   .  voting rights, if any, of the preferred stock;

   .  preemption rights, if any;

   .  restrictions on transfer, sale or other assignment, if any;

   . whether interests in the preferred stock will be represented by depositary shares;

   . a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

   . the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

   . any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

   . any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

     When we issue shares of preferred stock under this prospectus, the shares will be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

     The General Corporation Law of Delaware provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

     The preferred stock could have other rights, including economic rights senior to our common stock, so that the issuance of the preferred stock could adversely affect the market value of our common stock. The issuance of the preferred stock may also have the effect of delaying, deferring or preventing a change in control of us without any action by the stockholders.

Registration Rights

     The holders of the following shares of our common stock are entitled to certain registration rights with respect to those shares. These registration rights are subject to certain conditions and limitations, including the right of the underwriters of an offering to limit the number of shares included in any such registration under certain circumstances. All expenses incurred in connection with registrations effected in connection with the following rights will be borne by us.

     Demand Rights. As of September 20, 2001, the holders of 7,817,689 shares of common stock and 303,779 shares of common stock issuable upon the exercise of outstanding warrants have certain rights to cause us to register those shares under the Securities Act. We may be required to effect only one such registration. Stockholders with these registration rights who are not part of an initial registration demand are entitled to notice and are entitled to include their shares of common stock in the registration.

     Piggyback Rights. As of September 20, 2001, if at any time we propose to register any of our equity securities under the Securities Act, other than in connection with a registration relating solely to our stock option plans or other employee benefit plans, or a registration relating solely to a business combination or merger involving us, the holders of 11,567,686 shares of common stock and 303,779 shares of common stock issuable upon the exercise of outstanding warrants are entitled to notice of such registration and are entitled to include their common stock in the registration.

     S-3 Registration Rights. In addition, as of September 20, 2001, the holders of 7,817,689 shares of common stock and 303,779 shares of common stock issuable upon the exercise of outstanding warrants have the right to cause us to register these shares on a Form S-3, provided that we are eligible to use this form, subject to certain limitations. We are not required to effect such a registration unless the aggregate offering price of the shares to be registered, based on the then current market price is at least $750,000. Also, we are only required to effect one such registration during any 12-month period. Stockholders with these registration rights who are not part of an initial registration demand are entitled to notice and are entitled to include their shares of common stock in the registration.

Delaware Law and Certain Charter and By-Law Provisions

     The provisions of Delaware law and of our restated certificate of incorporation and amended and restated by-laws discussed below could discourage or make it more difficult to accomplish a proxy contest or other change in our management or the acquisition of control by a holder of a substantial amount of our voting stock. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that stockholders may otherwise consider to be in their best interests or the best interests of Paradigm Genetics.

     Delaware Statutory Business Combinations Provision. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. For purposes of Section 203, a "business combination" is defined broadly to include a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and, subject to certain exceptions, an "interested stockholder" is a person who, together with his or her affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation's voting stock.

     Classified Board of Directors. Our board of directors is divided into three classes. Each year our stockholders elect the members of one of the three classes to a three-year term of office.

     All directors elected to our classified board of directors serve until the election and qualification of their respective successors or their earlier resignation or removal. Only the board of directors is authorized to create new directorships and to fill such positions so created and is permitted to specify the class to which any such new position is assigned. The person filling such position would serve for the term applicable to that class. Only the board of directors (or its remaining members, even if less than a quorum) is empowered to fill vacancies on the board of directors occurring for any reason for the remainder of the term of the class of directors in which the vacancy occurred. Members of the board of directors may only be removed for cause. These provisions are likely to increase the time required for stockholders to change the composition of the board of directors. For example, in general, at least two annual meetings would be necessary for stockholders to effect a change in a majority of the members of the board of directors.

     Advance Notice Provisions for Stockholder Proposals and Stockholder Nominations of Directors. Our amended and restated by-laws provide that, for nominations to the board of directors or for other business to be properly brought by a stockholder before a meeting of stockholders, the stockholder must first have given timely notice of the proposal in writing to our Secretary. For an annual meeting, a stockholder's notice generally must be delivered not less than 45 days nor more than 75 days prior to the anniversary of the mailing date of the proxy statement for the previous year's annual meeting. For a special meeting, the notice must generally be delivered by the later of 90 days prior to the special meeting or ten days following the day on which public announcement of the meeting is first made. Detailed requirements as to the form of the notice and information required in the notice are specified in our by-laws. If it is determined that business was not properly brought before a meeting in accordance with our by-law provisions, such business will not be conducted at the meeting.

     Special Meetings of Stockholders. Special meetings of the stockholders may be called only by our board of directors pursuant to a resolution adopted by a majority of the total number of directors.

     No Stockholder Action by Written Consent. Our restated certificate of incorporation does not permit our stockholders to act by written consent. As a result, any action to be effected by our stockholders must be effected at a duly called annual or special meeting of the stockholders.

     Super-Majority Stockholder Vote Required for Certain Actions. The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or by-laws, unless the corporation's certificate of incorporation or by-laws, as the case may be, requires a greater percentage. Our restated certificate of incorporation requires the affirmative vote of the holders of at least 80% of our outstanding voting stock to amend or repeal any of the provisions discussed in this section of this prospectus entitled "Delaware Law and Certain Charter and By-law Provisions." This 80% stockholder vote would be in addition to any separate class vote that might in the future be required pursuant to the terms of any preferred stock that might then be outstanding. An 80% vote will also be required for any amendment to, or repeal of, our by-laws by the stockholders. Our amended and restated by-laws may be amended or repealed by a simple majority vote of the board of directors.

                         DESCRIPTION OF DEBT SECURITIES

     The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we indicate in a prospectus supplement, the terms of any debt securities we offer under that prospectus supplement may differ from the terms we describe below.

     We will issue the senior notes under the senior indenture which we will enter into with a trustee to be named in the senior indenture. We will issue the subordinated notes under the subordinated indenture which we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement which includes this prospectus. We use the term "indentures" to refer to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act. We use the term "debenture trustee" to refer to either the senior trustee or the subordinated trustee, as applicable.

     The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

     We will describe in each prospectus supplement the following terms relating to a series of notes:

   .  the title;

   .  any limit on the amount that may be issued;

   . whether or not we will issue the series of notes in global form, the terms and who the depository will be;

   .  the maturity date;

   . the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

   . whether or not the notes will be secured or unsecured, and the terms of any secured debt;

   .  the terms of the subordination of any series of subordinated debt;

   .  the place where payments will be payable;

   . our right, if any, to defer payment of interest and the maximum length of any such deferral period;

   . the date, if any, after which, and the price at which, we may, at our option, redeem the series of notes pursuant to any optional redemption provisions;

   . the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder's option to purchase, the series of notes;

   . whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

   . whether we will be restricted from incurring any additional indebtedness;

   . a discussion on any material or special United States federal income tax considerations applicable to the notes;

   . the denominations in which we will issue the series of notes, if other than denominations of $1,000 and any integral multiple thereof; and

   . any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

Conversion or Exchange Rights

     We will set forth in the prospectus supplement the terms on which a series of notes may be convertible into or exchangeable for common stock or other securities of ours. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of common stock or other securities of ours that the holders of the series of notes receive would be subject to adjustment.

Consolidation, Merger or Sale

     The indentures do not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the notes, as appropriate.

Events of Default Under the Indenture

     The following are events of default under the indentures with respect to any series of notes that we may issue:

   . if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

   . if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

   . if we fail to observe or perform any other covenant contained in the notes or the indentures, other than a covenant specifically relating to another series of notes, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding notes of the applicable series; and

   . if specified events of bankruptcy, insolvency or reorganization occur as to us.

     If an event of default with respect to notes of any series occurs and is continuing, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately.

     The holders of a majority in principal amount of the outstanding notes of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

     Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of notes, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding notes of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the notes of that series, provided that:

   . the direction so given by the holder is not in conflict with any law or the applicable indenture; and

   . subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

   . A holder of the notes of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

   . the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

   . the holders of at least 25% in aggregate principal amount of the outstanding notes of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

   . the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding notes of that series other conflicting directions within 60 days after the notice, request and offer.

     These limitations do not apply to a suit instituted by a holder of notes if we default in the payment of the principal, premium, if any, or interest on, the notes.

     We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

     We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

   .  to fix any ambiguity, defect or inconsistency in the indenture; and

   . to change anything that does not materially adversely affect the interests of any holder of notes of any series.

     In addition, under the indentures, the rights of holders of a series of notes may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding notes of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding notes affected:

   .  extending the fixed maturity of the series of notes;

   . reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any notes; or

   . reducing the percentage of notes, the holders of which are required to consent to any amendment.

Discharge

     Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

   .  register the transfer or exchange of debt securities of the series;

   .  replace stolen, lost or mutilated debt securities of the series;

   .  maintain paying agencies;

   .  hold monies for payment in trust;

   .  compensate and indemnify the trustee; and

   .  appoint any successor trustee.

     In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange, and Transfer

     We will issue the notes of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue notes of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement with respect to that series. See "Legal Ownership of Securities" for a further description of the terms relating to any book-entry securities.

     At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the notes of any series can exchange the notes for other notes of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

     Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the notes may present the notes for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the notes that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

     We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any notes. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the notes of each series.

     If we elect to redeem the notes of any series, we will not be required to:

   . issue, register the transfer of, or exchange any notes of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any notes that may be selected for redemption and ending at the close of business on the day of the mailing; or

   . register the transfer of or exchange any notes so selected for redemption, in whole or in part, except the unredeemed portion of any notes we are redeeming in part.

Information Concerning the Debenture Trustee

     The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of notes unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

     Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any notes on any interest payment date to the person in whose name the notes, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

     We will pay principal of and any premium and interest on the notes of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, will we make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to notes of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the notes of a particular series. We will maintain a paying agent in each place of payment for the notes of a particular series.

     All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any notes which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

     The indentures and the notes will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Notes

     The subordinated notes will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated notes which we may issue. It also does not limit us from issuing any other secured or unsecured debt.

                            DESCRIPTION OF WARRANTS

     The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

General

     We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.

     We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We will enter into the warrant agreement with a warrant agent. Each warrant agent will be a bank that we select which has its principal office in the United States and a combined capital and surplus of at least $50,000,000. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

     We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

   .  the offering price and aggregate number of warrants offered;

   .  the currency for which the warrants may be purchased;

   . if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

   . if applicable, the date on and after which the warrants and the related securities will be separately transferable;

   . in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

   . in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

   . the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

   .  the terms of any rights to redeem or call the warrants;

   . any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

   . the dates on which the right to exercise the warrants will commence and expire;

   . the manner in which the warrant agreement and warrants may be modified;

   .  federal income tax consequences of holding or exercising the warrants;

   .  the terms of the securities issuable upon exercise of the warrants;
      and

   . any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

     Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

   . in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

   . in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

     Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. Boston, Massachusetts time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

     Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

     Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights By Holders of Warrants

     Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

                         LEGAL OWNERSHIP OF SECURITIES

     We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee maintain for this purpose as the "holders" of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as "indirect holders" of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

     We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

     Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

     As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

     We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in "street name." Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

     For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

     Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

     For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

     If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

   .  how it handles securities payments and notices;

   .  whether it imposes fees or charges;

   . how it would handle a request for the holders' consent, if ever required;

   . whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

   . how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

   . if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

Global Securities

     A global security is a security held by a depositary which represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms.

     Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

     A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under "--Special Situations When a Global Security Will Be Terminated." As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

     If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

     As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

     If securities are issued only in the form of a global security, an investor should be aware of the following:

   . An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

   . An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe under "Legal Ownership of Securities" above;

   . An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

   . An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

   . The depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

   . The depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

   . Financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security will be Terminated

     In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

     The global security will terminate when the following special situations occur:

   . if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

   . if we notify any applicable trustee that we wish to terminate that global security; or

   . if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

     The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

                              PLAN OF DISTRIBUTION

     We may sell the securities being offered hereby in one or more of the following ways from time to time:

   .  through dealers or agents to the public or to investors;

   .  to underwriters for resale to the public or to investors;

   .  directly to investors; or

   .  through a combination of such methods.

     We will set forth in a prospectus supplement the terms of the offering of securities, including:

   .  the name or names of any agents, dealers or underwriters;

   . the purchase price of the securities being offered and the proceeds we will receive from the sale;

   . any over-allotment options under which underwriters may purchase additional securities from us;

   . any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation;

   .  any initial public offering price;

   .  any discounts or concessions allowed or reallowed or paid to dealers;
      and

   .  any securities exchanges on which such securities may be listed.

     Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. The underwriters, dealers and agents may include JPMorgan H&Q, which we have currently agreed to use as our placement agent in the event that we decide to pursue certain types of financings, as well as any other underwriters, dealers or agents. JPMorgan H&Q has informed the Company that J.P. Morgan Investment Management, an entity related to JPMorgan H&Q, owns approximately 4.155% of the Company as of September 20, 2001. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses.

     Certain persons that participate in the distribution of the securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities, including over-allotment, stabilizing and short-covering transactions in such such securities, and the imposition of penalty bids, in connection with an offering. Certain persons may also engage in passive market making transactions as permitted by Rule 103 of Regulation M. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded.

                                 LEGAL MATTERS

     Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston,
Massachusetts, will provide us with an opinion as to the legal matters in connection with the securities we are offering.

                                    EXPERTS

     The financial statements incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 2000 have been so incorporated in reliance upon the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

     We are a public company and file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available to the public at the SEC's web site at "http://www.sec.gov." In addition, our stock is listed for trading on the Nasdaq National Market. You can read and copy reports and other information concerning us at the offices of the National Association of Securities Dealers, Inc. located at 1735 K Street, Washington, D.C. 20006.

     This prospectus is only part of a Registration Statement on Form S-3 that we have filed with the SEC under the Securities Act of 1933 and therefore omits certain information contained in the Registration Statement. We have also filed exhibits and schedules with the Registration Statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may:

   . inspect a copy of the Registration Statement, including the exhibits and schedules, without charge at the public reference room,

   . obtain a copy from the SEC upon payment of the fees prescribed by the SEC, or

   .  obtain a copy from the SEC web site.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. The documents we are incorporating by reference as of their respective dates of filing are:

   . Annual Report on Form 10-K for the year ended December 31, 2000, filed on March 30, 2001;

   . Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, filed on May 10, 2001;

   . Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, filed on August 13, 2001;

   .  Definitive Proxy Statement, filed on April 6, 2001;

   . The description of the common stock contained in our Registration Statement on Form S-1, Registration No. 333-30758, filed with the SEC on February 18, 2000, as amended on March 8, 2000, March 28, 2000, April 17, 2000, April 27, 2000, May 4, 2000 and May 5, 2000, including any amendments or reports filed for the purpose of updating such description; and

   . The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on April 17, 2001, including any amendments or reports filed for the purpose of updating that description.

     You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting:

     Investor Relations, Paradigm Genetics, Inc., 108 Alexander Drive, Research Triangle Park, North Carolina, 27709. Telephone: (919) 425-3000.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

     The following table sets forth the Company's estimates (other than the SEC and Nasdaq registration fees) of the expenses in connection with the issuance and distribution of the shares of common stock being registered. None of the following expenses are being paid by the selling holders.

    Item                                                                Amount
    ----                                                               --------
    SEC registration fee.............................................. $ 18,750
    Nasdaq listing fee................................................   25,000
    Legal fees and expenses...........................................   25,000
    Accounting fees and expenses......................................   10,000
    Printing Fees.....................................................   20,000
    Miscellaneous fees and expenses...................................   10,000
                                                                       --------
        Total......................................................... $108,750
                                                                       ========

Item 15. Indemnification of Directors and Officers.

     The Company's restated certificate of incorporation provides that the Company shall indemnify to the fullest extent authorized by the Delaware General Corporation Law ("DGCL"), each person who is involved in any litigation or other proceeding because such person is or was a director or officer of the Company or is or was serving as an officer or director of another entity at the request of the Company, against all expense, loss or liability reasonably incurred or suffered in connection therewith. The restated certificate of incorporation provides that the right to indemnification includes the right to be paid expenses incurred in defending any proceeding in advance of its final disposition; provided, however, that such advance payment will only be made upon delivery to the Company of an undertaking, by or on behalf of the director or officer, to repay all amounts so advanced if it is ultimately determined that such director is not entitled to indemnification. If the Company does not pay a proper claim for indemnification in full within 60 days after a written claim for such indemnification is received by the Company, the Company's amended and restated bylaws authorize the claimant to bring an action against the Company and prescribe what constitutes a defense to such action.

     Section 145 of the DGCL permits a corporation to indemnify any director or officer of the corporation against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action, (i.e., one brought by or on behalf of the corporation), indemnification may be made only for expenses, actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit, if such person acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     Pursuant to Section 102(b)(7) of the DGCL, Article Tenth of the Company's restated certificate of incorporation eliminates the liability of a director to the corporation or its stockholders for monetary damages for such breach of fiduciary duty as a director, except for liabilities arising (i) from any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) from any transaction from which the director derived an improper personal benefit. The Company has obtained insurance policies insuring the directors and officers of the Company against certain liabilities that they may incur in their capacity as directors and officers. Under such policies, the insurers, on behalf of the Company, may also pay amounts for which the Company has granted indemnification to the directors or officers.

Item 16. Exhibits

     (a) Exhibits.

 Exhibit
 Number                          Description of Document
 -------                         -----------------------
  1.1*   The form of equity underwriting agreement will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference
  1.2*   The form of debt underwriting agreement will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference
  3.1    Restated Certificate of Incorporation (Filed as Exhibit 3.2 to
          Registration Statement on Form S-1, Registration No. 333-30758, and
          incorporated herein by reference)
  3.2    Amended and Restated Bylaws (Filed as Exhibit 3.4 to Registration
          Statement on Form S-1, Registration No. 333-30758, and incorporated herein by reference)
  4.1    Form of Indenture relating to senior debt securities
  4.2    Form of Indenture relating to subordinated debt securities
  4.3    Form of Common Stock Certificate (Filed as Exhibit 4.1 to Registration
          Statement on Form S-1, Registration No. 333-30758, and incorporated herein by reference)
  4.4*   The form of any senior note with respect to each particular series of senior notes issued hereunder will be filed as an exhibit to a
          Current Report of the Registrant on Form 8-K and incorporated herein by reference
  4.5*   The form of any subordinated note with respect to each particular series of subordinated notes issued hereunder will be filed as an exhibit to a Current Report on the Registrant of Form 8-K and
          incorporated hereby by reference
  4.6*   The form of any certificate of designation with respect to any preferred stock issued hereunder and the related form of preferred stock certificate will be filed as exhibits to a Current Report of the Registrant on Form 8-K and incorporated herein by reference
  4.7*   The form of any warrant will be filed as an exhibit to a Current
          Report of the Registrant on Form 8-K and incorporated herein by reference
  5.1    Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
          regarding legality of securities being registered
 12.1    Statement regarding computation of Ratio of Earnings to Fixed Charges.
 23.1    Consent of PricewaterhouseCoopers LLP
 24.1    Power of Attorney (included on signature page)
 25.1*   The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939
 25.2*   The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939

------------------
* To be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.

Item 17. Undertakings

     (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under Subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham and State of North Carolina on the 28th day of September, 2001.

                                          Paradigm Genetics, Inc.

                                          By: /s/ John A. Ryals, Ph.D.
                                             ----------------------------------
                                             John A. Ryals, Ph.D.
                                             President and Chief Executive
                                              Officer

                               POWER OF ATTORNEY

     The registrant and each person whose signature appears below constitutes and appoints John A. Ryals, Ph.D. and Ian A.W. Howes and each of them singly, his, her or its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, her or it and in his, her or its name, place and stead, in any and all capacities, to sign and file (i) any and all amendments (including post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith, and (ii) a registration statement, and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she, or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

       /s/ John A. Ryals, Ph.D.        President and Chief        September 28, 2001
______________________________________  Executive Officer
         John A. Ryals, Ph.D.           (Principal Executive
                                        Officer)

          /s/ Ian A.W. Howes           Chief Financial Officer    September 28, 2001
______________________________________  (Principal Financial and
            Ian A.W. Howes              Accounting Officer)

        /s/ G. Steven Burrill          Chairman of the Board,     September 28, 2001
______________________________________  Director
          G. Steven Burrill

         /s/ Michael Summers           Director                   September 28, 2001
______________________________________
           Michael Summers

      /s/ Robert Goodman, Ph.D.        Director                   September 28, 2001
______________________________________
        Robert Goodman, Ph.D.

       /s/ Henri Zinsli, Ph.D.         Director                   September 28, 2001
______________________________________
         Henri Zinsli, Ph.D.

        /s/ Mark B. Skaletsky          Director                   September 28, 2001
______________________________________
          Mark B. Skaletsky

    /s/ Susan K. Harlander, Ph.D.      Director                   September 28, 2001
______________________________________
      Susan K. Harlander, Ph.D.

                                 EXHIBIT INDEX

 Exhibit
 Number                          Description of Document
 -------                         -----------------------
  1.1*   The form of equity underwriting agreement will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference
  1.2*   The form of debt underwriting agreement will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference
  3.1    Restated Certificate of Incorporation (Filed as Exhibit 3.2 to
          Registration Statement on Form S-1, Registration No. 333-30758, and
          incorporated herein by reference)
  3.2    Amended and Restated Bylaws (Filed as Exhibit 3.4 to Registration
          Statement on Form S-1, Registration No. 333-30758, and incorporated herein by reference)
  4.1    Form of Indenture relating to senior debt securities
  4.2    Form of Indenture relating to subordinated debt securities
  4.3    Form of Common Stock Certificate (Filed as Exhibit 4.1 to Registration
          Statement on Form S-1, Registration No. 333-30758, and incorporated herein by reference)
  4.4*   The form of any senior note with respect to each particular series of senior notes issued hereunder will be filed as an exhibit to a
          Current Report of the Registrant on Form 8-K and incorporated herein by reference
  4.5*   The form of any subordinated note with respect to each particular series of subordinated notes issued hereunder will be filed as an exhibit to a Current Report on the Registrant of Form 8-K and
          incorporated hereby by reference
  4.6*   The form of any certificate of designation with respect to any preferred stock issued hereunder and the related form of preferred stock certificate will be filed as exhibits to a Current Report of the Registrant on Form 8-K and incorporated herein by reference
  4.7*   The form of any warrant will be filed as an exhibit to a Current
          Report of the Registrant on Form 8-K and incorporated herein by reference
  5.1    Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
          regarding legality of securities being registered
 12.1    Statement regarding computation of Ratio of Earnings to Fixed Charges.
 23.1    Consent of PricewaterhouseCoopers LLP
 24.1    Power of Attorney (included on signature page)
 25.1*   The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939
 25.2*   The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939

------------------
* To be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.